Cornerstone OnDemand Announces Second Quarter 2016 Financial Results

Record quarterly revenue of $107.0 million, up 29.6% year-over-year
Second quarter billings of $106.3 million, up 16.5% year-over-year, or 29.0% on a constant currency basis 1
SANTA MONICA, Calif. – August 4, 2016 – Talent management software provider Cornerstone OnDemand, Inc. (NASDAQ: CSOD) today announced results for its second quarter ended June 30, 2016. A summary of the Company’s Operational and Financial Highlights, as well as an example of the constant currency revenue and billings calculation, is available on the Company’s Investor Relations website at http://investors.cornerstoneondemand.com.
“As our first half of year results demonstrate, Cornerstone continued to see strong global demand for our state-of-the-art talent management solutions, and we are well on our way to full-year profitability,” said Adam Miller, the Company’s President and CEO. “We believe our proven ability to retain and grow our existing client base, our continued product innovation, and our commitment to client success position Cornerstone as the long-term leader in talent management.”
Second Quarter 2016 Results:

•
Revenue for the second quarter of 2016 was $107.0 million, representing a 29.6% increase compared to the same period in 2015. Revenue growth on a constant currency basis represented a 32.1% increase compared to the prior year.[1]

•
Billings were $106.3 million for the second quarter of 2016, representing a 16.5% increase compared to the same period in 2015.[1] Billings growth on a constant currency basis represented a 29.0% increase compared to the prior year.[1]

•
The Company’s operating loss for the second quarter of 2016 was $(15.1) million, yielding an operating loss margin of (14.1)%, compared to an operating loss of $(19.2) million, yielding an operating loss margin of (23.2)%, for the second quarter of 2015. This represents an increase of 910 basis points year-over-year.

•
Non-GAAP operating income for the second quarter of 2016 was $0.2 million, yielding a non-GAAP operating income margin of 0.1%, compared to a non-GAAP operating loss of $(6.7) million, yielding a non-GAAP operating loss margin of (8.2)%, for the second quarter of 2015.[1] This represents an increase of 830 basis points year-over-year.

•
The Company’s net loss for the second quarter of 2016 was $(17.6) million, or a $(0.32) net loss per share, compared to a net loss of $(23.3) million, or a $(0.43) net loss per share, for the second quarter of 2015.

•
Non-GAAP net loss for the second quarter of 2016 was $(0.1) million, or a $0.00 non-GAAP net loss per share, compared to a non-GAAP net loss of $(8.7) million, or a $(0.16) non-GAAP net loss per share, for the second quarter of 2015.[1]

•	Free cash flows for the second quarter of 2016 was $(1.7) million compared to free cash flows of $(19.3) million for the second quarter of 2015.[1]
“In the second quarter, we once again broke even in non-GAAP net income with more than six percentage points of improvement in sales and marketing, as a percentage of revenue, through the first half of 2016,” said Brian L. Swartz, the Company’s CFO. “Despite the impact of Brexit on our financial results, we are confident in the strength of our operations and our growth opportunity, and remain committed to achieving non-GAAP profitability this year.”
Recent Highlights:

•	The Company appointed Brian L. Swartz to replace Perry Wallack as its Chief Financial Officer during the second quarter of 2016.

•
At Convergence, the Company announced two new products as part of the expansion of its analytics suite of products, Cornerstone View, which enables executives to visualize their people data and discover new opportunities for their organization, and Cornerstone Planning, a workforce planning tool that helps users develop hiring plans over multiple time horizons, monitor progress against those plans and adjust plans based on market or business changes.

•	The Company was recognized as a Leader for the sixth consecutive year in the IDC MarketScape: Worldwide Integrated Talent Management 2016 Vendor Assessment.

•	The Company ended the second quarter of 2016 with 2,730 clients and approximately 26.3 million users.[2]
Updated Definitions of Certain Non-GAAP Financial Measures
Beginning in the second quarter of 2016, the Company updated the definitions of certain non-GAAP financial measures. Under the updated definitions, the Company is removing adjustments to revenue and employer related payroll taxes resulting from stock-based compensation. Additionally, the Company has redefined free cash flow as net cash provided by (used in) operating activities minus capital expenditures and capitalized software costs. To ensure that non-GAAP operating results can be evaluated on a comparable basis, historical non-GAAP financial measures have been adjusted to match this updated go-forward definition. Please refer to Appendix A for a summary of current period and historical changes to these non-GAAP financial measures.
Financial Outlook:
The Company is providing the following outlook, which is based on information available as of the press release date and is subject to change in the future. For its third quarter ending September 30, 2016:

•	Revenue between $103.5 million and $105.0 million, representing year-over-year growth at the mid-point of 19.5% and 26.4% on a constant currency basis.
For the year ending December 31, 2016, the Company provides the following updated outlook:

•	Revenue between $424.0 million and $428.0 million, representing year-over-year growth at the mid-point of 25.4% and 29.9% on a constant currency basis.

•	Non-GAAP net income of approximately $0.5 million and a non-GAAP diluted net income per share of $0.01.

•	Free cash flow of approximately $27.0 million.
The Company has not reconciled the guidance for non-GAAP net income or non-GAAP diluted net income per share to the corresponding GAAP measures because it does not provide guidance for such GAAP measures and would not be able to present the reconciling items between such GAAP and non-GAAP measures without unreasonable efforts. For non-GAAP net income and non-GAAP diluted net income per share, the Company excludes stock-based compensation expense, which is impacted by factors that are outside of the Company’s control and can be difficult to predict. The actual amount of stock-based compensation expense in the third quarter ending September 30, 2016 and the year ending December 31, 2016 will have a significant impact on the Company’s GAAP net income (loss) and GAAP net income (loss) per share.

1
Billings, financial measures presented on a constant currency basis, non-GAAP operating income (loss), non-GAAP operating income (loss) margin, non-GAAP net loss, non-GAAP net loss per share and free cash flows are non-GAAP financial measures. Please see the discussion in the section titled “Non-GAAP Financial Measures” and the reconciliations at the end of this press release.

2	Includes contracted clients and active users of our Enterprise and Mid-Market solution, excluding Cornerstone for Salesforce and Cornerstone Growth Edition.

Quarterly Conference Call
Cornerstone OnDemand, Inc. will host a conference call to discuss its second quarter 2016 results at 2:00 p.m. PT (5:00 p.m. ET) today. A live audio webcast of the conference call, together with detailed financial information, can be accessed through the Company’s Investor Relations website at http://investors.cornerstoneondemand.com. The live call can be accessed by dialing (877) 445-4619 (U.S.) or (484) 653-6763 (outside the U.S.) and referencing passcode: 44623214. A replay of the call will also be available at http://investors.cornerstoneondemand.com/investors/news-and-events/events/default.aspx or via telephone until 11:59 p.m. PT on August 7, 2016 by dialing (855) 859-2056 (U.S.) or (404) 537-3406 (outside the U.S.), and referencing passcode: 44623214.
About Cornerstone OnDemand
Cornerstone OnDemand, Inc. (NASDAQ: CSOD) is a global leader in cloud-based talent management software. The Company’s solutions help organizations realize the potential of the modern workforce. From recruitment, onboarding, training and collaboration, to performance management, compensation, succession planning and analytics, Cornerstone is designed to enable a lifetime of learning and development that is fundamental to the growth of employees and organizations.
Based in Santa Monica, California, the Company’s solutions are used by 2,730 clients worldwide, spanning approximately 26.3 million users across 191 countries and in 42 languages. To learn more about Cornerstone, visit us on Twitter, Facebook and our blog. www.cornerstoneondemand.com
Note: Cornerstone® and Cornerstone OnDemand® are registered trademarks of Cornerstone OnDemand, Inc.
Forward-looking Statements
This press release and the quarterly conference call referenced above contain forward-looking statements, including, but not limited to, statements regarding our future financial and operating performance, including our GAAP and non-GAAP guidance, the growth of the talent management market, our business strategy, plans and objectives for future operations, the demand for and benefits from the use of our current and future solutions both domestically and internationally, the opportunity to upsell to our existing clients, the timing and release of new solutions, our ability to make changes to our legal structure to minimize the impact of currency fluctuations on our financial statements, and general business conditions. Any forward-looking statements contained in this press release or the quarterly conference call are based upon our historical performance and our current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent our expectations as of the date of this press release. Subsequent events may cause these expectations to change, and we disclaim any obligation to update the forward-looking statements in the future, except as required by law. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from our current expectations. Important factors that could cause actual results to differ materially from those anticipated in our forward-looking statements include, but are not limited to, our ability to attract new clients; the extent to which clients renew their subscriptions for our solutions; the timing of when consulting services are delivered to new and existing clients by our services organization and implementation subcontractors; the complexity of deployments and product implementations, which can impact the timing of when revenue is recognized from new and existing clients; our ability to compete as the talent management provider for organizations of all sizes; changes in the proportion of our client base that is comprised of enterprise or mid-sized organizations; our ability to manage our growth, including additional headcount and entry into new geographies; our ability to expand our enterprise and mid-market sales teams; our ability to maintain stable and consistent quota attainment rates; our ability to exploit Big Data to drive increased demand for our products; continued strong demand for talent management in the U.S., Europe, Asia Pacific and Latin America; the timing and success of efforts to increase operational efficiency; the timing and success of solutions offered by our competitors; unpredictable macro-economic conditions; the impact of foreign exchange rates, including as a result of the recent “Brexit” vote in the United Kingdom; reductions in information technology spending; the success of our new product and service introductions; a disruption in our hosting network infrastructure; costs and reputational harm that could result from defects in our solutions; the success of our strategic relationships with third parties; the loss of any of our key employees and our ability to locate qualified replacements; failure to protect our intellectual property; acts of terrorism or other vandalism, war or natural disasters; changes in current tax or accounting rules; and unanticipated costs or liabilities related to businesses that we acquire. Further information on factors that could cause actual results to differ materially from the results anticipated by our forward-looking statements is included in the reports we have filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2016.

Non-GAAP Financial Measures
To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles, or GAAP, the Company has provided in this press release and the quarterly conference call held on the date hereof certain measures that have not been prepared in accordance with GAAP. These non-GAAP financial measures include (i) non-GAAP cost of revenue, which is defined as cost of revenue less amortization of intangible assets and stock-based compensation, (ii) billings (formerly referred to as “bookings”), which are defined as revenue plus the change in total deferred revenue as presented on the Consolidated Balance Sheets, (iii) free cash flows, which is defined as net cash provided by (used in) operating activities minus capital expenditures and capitalized software costs, (iv) free cash flows margin, which is defined as free cash flows divided by revenue (v) non-GAAP net income (loss) and non-GAAP net income (loss) per share, which exclude, for the periods in which they are presented, stock-based compensation, amortization of intangible assets, accretion of debt discount and amortization of debt issuance costs, and unrealized fair value adjustment on strategic investment, (vi) non-GAAP gross profit and non-GAAP gross margin, which exclude stock-based compensation and amortization of intangible assets reflected in cost of revenue, (vii) non-GAAP operating income (loss) and non-GAAP operating income (loss) margin, which are defined as loss from operations excluding stock-based compensation and amortization of intangible assets, (viii) non-GAAP operating expenses, which exclude stock-based compensation and amortization of intangible assets, and (ix) non-GAAP sales and marketing expense, non-GAAP research and development expense, and non-GAAP general and administrative expense, each of which excludes stock-based compensation attributable to the corresponding GAAP financial measures. In addition, the Company discloses revenue and billings growth on a constant currency basis. To present amounts on a constant currency basis, current period results for entities reporting in functional currencies other than the United States dollar are translated into the United States dollar at the prior period exchange rates as opposed to the actual exchange rates in effect for the current period. The Company presents constant currency information to provide a framework for assessing how its underlying business performed excluding the effect of foreign currency fluctuations.
The Company’s management uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to the corresponding GAAP measures, in evaluating the Company’s ongoing operational performance and trends and in comparing its financial measures with other companies in the same industry, many of which present similar non-GAAP financial measures to help investors understand the operational performance of their businesses. In addition, the Company believes that the following non-GAAP adjustments are useful to management and investors for the following reasons:

•
Stock-based compensation. The Company excludes stock-based compensation expense because it is non-cash in nature, and management believes that its exclusion provides additional insight into the Company’s operational performance and also provides a useful comparison of the Company’s operating results to prior periods and its peer companies. Additionally, determining the fair value of certain stock-based awards involves a high degree of judgment and estimation and the expense recorded may bear little resemblance to the actual value realized upon the vesting or future exercise of such awards.

•
Amortization of intangible assets. The Company excludes amortization of acquired intangible assets because the expense is a non-cash item and management believes that its exclusion provides meaningful supplemental information regarding the Company’s operational performance and allows for a useful comparison of its operating results to prior periods and its peer companies.

•
Accretion of debt discount and amortization of debt issuance costs. Under GAAP, the Company is required to separately account for liability and equity components of the senior convertible notes that were issued in June 2013. Accordingly, for GAAP purposes, the Company is required to recognize the effective interest expense on its senior convertible notes and amortize the issuance costs over the term of the notes. The difference between the effective interest expense and the contractual interest expense, and the amortization expense of issuance costs are excluded from management’s assessment of the Company’s operating performance because management believes that these non-cash expenses are not indicative of ongoing operating performance. In addition, the exclusion of these items provides a useful comparison of the Company’s operating results to prior periods and its peer companies.

•
Fair value adjustment on strategic investments. The Company views the increase or decrease in fair value of its strategic investments as not indicative of operational performance during any particular period and believes that the exclusion of these gains or losses provides investors with a supplemental view of the Company’s operational performance.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly-titled measures presented by other companies. For prior periods, a reconciliation of the non-GAAP financial measures to such GAAP measures has been provided in the tables included as part of this press release.

Cornerstone OnDemand, Inc.
CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	June 30, 2016	December 31, 2015
Assets
Cash and cash equivalents	$112,575	$107,691
Short-term investments	154,052	136,841
Accounts receivable, net	103,278	104,686
Deferred commissions	33,040	35,910
Prepaid expenses and other current assets	17,887	15,297
Total current assets	420,832	400,425

Capitalized software development costs, net	26,811	23,089
Property and equipment, net	25,506	27,021
Long-term investments	31,145	64,247
Intangible assets, net	11,867	16,713
Goodwill	25,894	25,894
Other assets, net	467	878
Total Assets	$542,522	$558,267

Liabilities and Stockholders’ Equity
Liabilities:
Accounts payable	$16,495	$18,954
Accrued expenses	37,310	44,111
Deferred revenue, current portion	226,608	237,679
Capital lease obligations, current portion	—	33
Other liabilities	2,147	2,663
Total current liabilities	282,560	303,440

Convertible notes, net	233,814	229,305
Other liabilities, non-current	2,512	3,240
Deferred revenue, net of current portion	9,226	14,460
Total liabilities	528,112	550,445

Stockholders’ Equity:
Common stock	6	5
Additional paid-in capital	434,417	394,089
Accumulated deficit	(422,713)	(386,882)
Accumulated other comprehensive income	2,700	610
Total stockholders’ equity	14,410	7,822
Total Liabilities and Stockholders’ Equity	$542,522	$558,267

Cornerstone OnDemand, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Revenue	$107,013	$82,563	$206,337	$156,518
Cost of revenue [1,2]	35,955	27,893	67,605	52,555
Gross profit	71,058	54,670	138,732	103,963
Operating expenses:
Sales and marketing [1]	57,835	51,446	114,536	97,404
Research and development [1]	11,782	9,983	22,797	19,750
General and administrative [1]	16,538	12,260	33,003	23,351
Amortization of certain acquired intangible assets	—	150	150	300
Total operating expenses	86,155	73,839	170,486	140,805
Loss from operations	(15,097)	(19,169)	(31,754)	(36,842)
Other income (expense):
Interest income	385	202	731	372
Interest expense	(3,217)	(3,114)	(6,407)	(6,205)
Other, net	482	(801)	2,275	(3,191)
Other income (expense), net	(2,350)	(3,713)	(3,401)	(9,024)
Loss before income tax provision	(17,447)	(22,882)	(35,155)	(45,866)
Income tax provision	(141)	(380)	(676)	(658)
Net loss	$(17,588)	$(23,262)	$(35,831)	$(46,524)
Net loss per share, basic and diluted	$(0.32)	$(0.43)	$(0.65)	$(0.86)
Weighted average common shares outstanding, basic and diluted	55,278	53,987	55,053	53,886

1	Includes stock-based compensation as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Cost of revenue	$1,170	$845	$2,262	$1,663
Sales and marketing	6,266	5,500	12,445	10,197
Research and development	1,846	1,344	3,633	2,512
General and administrative	3,726	2,095	7,664	4,129
Total	$13,008	$9,784	$26,004	$18,501

2	Cost of revenue includes amortization of intangibles as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Cost of revenue	$2,231	$2,492	$4,687	$4,984

Cornerstone OnDemand, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Cash flows from operating activities:
Net loss	$(17,588)	$(23,262)	$(35,831)	$(46,524)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	7,893	6,676	15,451	12,904
Accretion of debt discount and amortization of debt issuance costs	2,268	2,159	4,509	4,292
Purchased investment premium, net of amortization	352	177	562	112
Net foreign currency (gain) loss	(224)	311	(1,210)	2,198
Stock-based compensation expense	13,008	9,784	26,004	18,501
Changes in operating assets and liabilities:
Accounts receivable	(16,567)	(17,870)	(1,178)	3,486
Deferred commissions	(231)	(2,216)	1,724	(1,242)
Prepaid expenses and other assets	781	(57)	(2,549)	(3,572)
Accounts payable	3,638	655	(2,680)	(1,707)
Accrued expenses	7,036	6,446	(5,888)	(508)
Deferred revenue	3,868	4,894	(9,323)	(2,210)
Other liabilities	(494)	(379)	(705)	(1,062)
Net cash provided by (used in) operating activities	3,740	(12,682)	(11,114)	(15,332)
Cash flows from investing activities:
Purchases of investments	(44,971)	(22,542)	(61,514)	(104,039)
Maturities of investments	57,009	31,309	77,195	45,806
Capital expenditures	(1,901)	(3,445)	(3,361)	(8,509)
Capitalized software costs	(3,585)	(3,159)	(8,227)	(6,630)
Net cash provided by (used in) investing activities	6,552	2,163	4,093	(73,372)
Cash flows from financing activities:
Repayment of debt	—	(92)	—	(216)
Principal payments under capital lease obligations	—	(53)	(33)	(148)
Proceeds from employee stock plans	8,392	2,275	12,476	3,658
Net cash provided by financing activities	8,392	2,130	12,443	3,294
Effect of exchange rate changes on cash and cash equivalents	(636)	1,120	(538)	(1,768)
Net increase (decrease) in cash and cash equivalents	18,048	(7,269)	4,884	(87,178)
Cash and cash equivalents at beginning of period	94,527	86,648	107,691	166,557
Cash and cash equivalents at end of period	$112,575	$79,379	$112,575	$79,379
Supplemental cash flow information:
Cash paid for interest	$—	$6	$1,898	$14
Cash paid for income taxes	376	511	1,096	644
Proceeds from employee stock plans received in advance of stock issuance	202	171	202	171
Non-cash investing and financing activities:
Capitalized assets financed by accounts payable and accrued expenses	$902	$5,825	$902	$5,825
Capitalized stock-based compensation	941	708	1,885	1,221

Cornerstone OnDemand, Inc.
RECONCILIATIONS OF COST OF REVENUE TO NON-GAAP COST OF REVENUE, GROSS PROFIT AND GROSS MARGIN TO NON-GAAP GROSS PROFIT AND NON-GAAP GROSS MARGIN, LOSS FROM OPERATIONS TO NON-GAAP OPERATING INCOME (LOSS) AND OPERATING MARGIN TO NON-GAAP OPERATING MARGIN
(in thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Reconciliation of cost of revenue, gross profit and gross margin:
Revenue	$107,013	$82,563	$206,337	$156,518
Cost of revenue	35,955	27,893	67,605	52,555
Gross profit	$71,058	$54,670	$138,732	$103,963
Gross margin	66.4%	66.2%	67.2%	66.4%

Cost of revenue	$35,955	$27,893	$67,605	$52,555
Adjustments to cost of revenue:
Amortization of intangible assets	(2,231)	(2,492)	(4,687)	(4,984)
Stock-based compensation	(1,170)	(845)	(2,262)	(1,663)
Total adjustments to cost of revenue	(3,401)	(3,337)	(6,949)	(6,647)
Non-GAAP costs of revenue	32,554	24,556	60,656	45,908
Non-GAAP gross profit	$74,459	$58,007	$145,681	$110,610
Non-GAAP gross margin	69.6%	70.3%	70.6%	70.7%

Reconciliation of operating income (loss) and operating margin:
Loss from operations	$(15,097)	$(19,169)	$(31,754)	$(36,842)
Operating margin	(14.1)%	(23.2)%	(15.4)%	(23.5)%
Adjustments to loss from operations:
Stock-based compensation	13,008	9,784	26,004	18,501
Amortization of intangible assets	2,239	2,642	4,845	5,284
Total adjustments to loss from operations	15,247	12,426	30,849	23,785
Non-GAAP operating income (loss)	$150	$(6,743)	$(905)	$(13,057)
Non-GAAP operating income (loss) margin	0.1%	(8.2)%	(0.4)%	(8.3)%

Cornerstone OnDemand, Inc.
RECONCILIATIONS OF NET LOSS TO NON-GAAP NET LOSS, NON-GAAP NET LOSS MARGIN AND NON-GAAP NET LOSS PER SHARE
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Net loss	$(17,588)	$(23,262)	$(35,831)	$(46,524)
Adjustments to net loss
Stock-based compensation	13,008	9,784	26,004	18,501
Amortization of intangible assets	2,239	2,642	4,845	5,284
Accretion of debt discount and amortization of debt issuance costs [1]	2,268	2,159	4,509	4,292
Fair value adjustment on strategic investments [2]	—	—	150	—
Total adjustments to net loss	17,515	14,585	35,508	28,077
Non-GAAP net loss	$(73)	$(8,677)	$(323)	$(18,447)
Non-GAAP net loss per share	$—	$(0.16)	$(0.01)	$(0.34)
Weighted-average common shares outstanding, basic and diluted	55,278	53,987	55,053	53,886

1
Debt discount accretion and debt issuance cost amortization has been recorded in connection with our issuance of $253.0 million in convertible notes on June 17, 2013. These expenses represent non-cash charges that have been recorded in accordance with the authoritative accounting literature for such transactions.

2	Unrealized fair value adjustment recorded for our strategic investment in a debt security of a privately-held company.

Cornerstone OnDemand, Inc.
CALCULATIONS OF BILLINGS
(in thousands)
(unaudited)

	Deferred Revenue Balance	Three Months Ended June 30, 2016

Revenue		$107,013
Deferred revenue at March 31, 2016	$236,510
Deferred revenue at June 30, 2016	235,834
Change in deferred revenue		(676)
Billings		$106,337

	Deferred Revenue Balance	Three Months Ended June 30, 2015

Revenue		$82,563
Deferred revenue at March 31, 2015	$180,856
Deferred revenue at June 30, 2015	189,584
Change in deferred revenue		8,728
Billings		$91,291

Percentage period-over-period increase in billings for the three months ended June 30, 2016		16.5%
Percentage period-over-period increase in billings on a constant currency basis for the three months ended June 30, 2016 [1]		29.0%
Percentage period-over-period increase in revenue for the three months ended June 30, 2016		29.6%
Percentage period-over-period increase in revenue on a constant currency basis for the three months ended June 30, 2016 [1]		32.1%

	Deferred Revenue Balance	Six Months Ended June 30, 2016

Revenue		$206,337
Deferred revenue at December 31, 2015	$252,139
Deferred revenue at June 30, 2016	235,834
Change in deferred revenue		(16,305)
Billings		$190,032

	Deferred Revenue Balance	Six Months Ended June 30, 2015

Revenue		$156,518
Deferred revenue at December 31, 2014	$191,336
Deferred revenue at June 30, 2015	189,584
Change in deferred revenue		(1,752)
Billings		$154,766

Percentage period-over-period increase in billings for the six months ended June 30, 2016		22.8%

1
An example of the calculation is available on the Company’s Investor Relations website at http://investors.cornerstoneondemand.com. We present constant currency information to provide a framework for assessing how our underlying business performed excluding the effect of foreign currency fluctuations. To present this information, current period results for entities reporting in functional currencies other than the United States dollars are translated into the United States dollars at the prior period exchange rates as opposed to the actual exchange rates in effect for the current period.

Cornerstone OnDemand, Inc.
RECONCILIATION OF NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES TO FREE CASH FLOWS AND FREE CASH FLOWS MARGIN
(A Non-GAAP Financial Measure)
(in thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Net cash provided by (used in) operating activities	$3,740	$(12,682)	$(11,114)	$(15,332)
Capital expenditures	(1,901)	(3,445)	(3,361)	(8,509)
Capitalized software costs	(3,585)	(3,159)	(8,227)	(6,630)
Free cash flows	$(1,746)	$(19,286)	$(22,702)	$(30,471)
Free cash flows margin	(1.6)%	(23.4)%	(11.0)%	(19.5)%

Cornerstone OnDemand, Inc.

Investor Relations Contact:
Alexandra Geller
Cornerstone OnDemand
Phone: +1 (310) 752-1870
ageller@csod.com
or
Media Contact:
Kristy Gonzalez
Cornerstone OnDemand
Phone: +1 (310) 382-9563
kgonzalez@csod.com

Source: Cornerstone OnDemand

APPENDIX A
(unaudited)

	Quarter Ended
	(in thousands, except per share data)
	Mar. 31, 2015	June 30, 2015	Sept. 30, 2015	Dec. 31, 2015	Mar. 31, 2016	June 30, 2016
Non-GAAP revenue - as calculated prior to revision	$74,435	$82,789	$87,432	$95,957	$99,417	$107,086
Percentage change year-over-year	29.7%	34.7%	28.0%	24.9%	33.6%	29.3%
Revenue - revised calculation [1]	$73,955	$82,563	$87,271	$95,862	$99,324	$107,013
Percentage change year-over-year	28.8%	34.3%	27.7%	25.5%	34.3%	29.6%

Non-GAAP gross margin - as calculated prior to revision	71.3%	70.3%	73.1%	72.4%	71.7%	69.7%
Non-GAAP gross margin - revised calculation	71.1%	70.3%	72.9%	72.4%	71.7%	69.6%

Non-GAAP sales and marketing as percentage of revenue - as calculated prior to revision	55.4%	55.5%	52.9%	51.7%	50.8%	47.9%
Non-GAAP sales and marketing as percentage of revenue - revised calculation	55.8%	55.6%	53.4%	51.8%	50.9%	48.2%

Non-GAAP research and development as percentage of revenue - as calculated prior to revision	11.5%	10.4%	10.0%	9.3%	9.3%	9.1%
Non-GAAP research and development as percentage of revenue - revised calculation	11.6%	10.5%	10.1%	9.3%	9.3%	9.3%

Non-GAAP general and administrative as percentage of revenue - as calculated prior to revision	12.2%	12.3%	11.9%	11.0%	12.6%	11.9%
Non-GAAP general and administrative as percentage of revenue - revised calculation	12.2%	12.3%	12.0%	11.1%	12.6%	12.0%

Non-GAAP operating (loss) income - as calculated prior to revision	$(5,799)	$(6,466)	$(1,612)	$411	$(845)	$826
Non-GAAP operating (loss) income - revised calculation	$(6,314)	$(6,743)	$(2,222)	$221	$(1,055)	$150

Non-GAAP operating (loss) income margin - as calculated prior to revision	(7.8)%	(7.8)%	(1.8)%	0.4%	(0.8)%	0.8%
Non-GAAP operating (loss) income margin - revised calculation	(8.5)%	(8.2)%	(2.5)%	0.2%	(1.1)%	0.1%

Non-GAAP net (loss) income - as calculated prior to revision	$(9,255)	$(8,400)	$(2,544)	$(1,035)	$(40)	$603
Non-GAAP net loss - revised calculation	$(9,770)	$(8,677)	$(3,154)	$(1,225)	$(250)	$(73)

Non-GAAP net (loss) income per share - as calculated prior to revision	$(0.17)	$(0.16)	$(0.05)	$(0.02)	$—	$0.01
Non-GAAP net loss per share - revised calculation	$(0.18)	$(0.16)	$(0.06)	$(0.02)	$—	$—

Free cash flows - as calculated prior to revision [2]	$(10,348)	$(19,350)	$(3,160)	$48,905	$(21,049)	$(1,495)
Free cash flows - revised calculation	$(11,185)	$(19,286)	$(3,815)	$49,166	$(20,956)	$(1,746)

Free cash flows margin - as calculated prior to revision	(14.0)%	(23.4)%	(3.6)%	51.0%	(21.2)%	(1.4)%
Free cash flows margin - revised calculation	(15.1)%	(23.4)%	(4.4)%	51.3%	(21.1)%	(1.6)%

Financial data (in thousands, except percentages):
Subscription revenue	$60,342	$65,123	$70,465	$74,163	$79,692	$84,242
Percentage of subscription revenue to total revenue	81.6%	78.9%	80.7%	77.4%	80.2%	78.7%
Professional consulting services revenue	$13,613	$17,440	$16,806	$21,699	$19,632	$22,771
Percentage of professional consulting services to total revenue	18.4%	21.1%	19.3%	22.6%	19.8%	21.3%

1
The Company determined that the amount of its non-GAAP revenue adjustment was insignificant, which resulted in the removal of non-GAAP revenue from the calculations of its non-GAAP financial measures. Accordingly, GAAP revenue was used in the calculation of non-GAAP operating (loss) income, non-GAAP operating (loss) income margin, non-GAAP net loss and non-GAAP net loss per share.

2
The free cash flow calculation was initially introduced during the first quarter of 2016 for the three months ended March 31, 2016 and 2015. The non-GAAP measure, free cash flows, was not presented prior to the first quarter of 2016 but the calculated amounts for the three months ended June 30, 2015, September 30, 2015 and December 31, 2015 are included here for the purpose of comparability.